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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                March 19, 1998
               Date of Report (Date of earliest event reported)

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

   Delaware                        1-7476                      63-0591257
(State or other            (Commission File Number)           (IRS Employer
 jurisdiction of                                           Identification No.)
 incorporation)


                              AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                          Birmingham, Alabama  35203
         (Address, including zip code, of principal executive office)

                                (205) 320-7151
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.
-------  ------------

         AmSouth Bancorporation ("AmSouth") is filing this Current Report on Form 8-K to report the following:

         On March 19, 1998, AmSouth issued a press release announcing the approval of the Board of Directors of a three-for-two stock split in the form of a stock dividend in which each holder will receive one-half share of common stock for each share held, payable on April 30, 1998 to shareholders of record
on April 3, 1998.   Cash will be paid in lieu of fractional shares.

         A pro-forma schedule showing the effect of the three-for-two stock split on selected financial data from the last five years is set forth below.

                            AmSouth Bancorporation
              Selected Pro Forma Financial Data Per Common Share
                   Assuming Three-for-Two Common Stock Split


                                        1997  1996*  1996  1995  1994  1993
                                      -------------------------------------
Earnings Per Common Share
  As Reported                           2.76  2.33   2.15  2.00  1.50  1.92
  Pro Forma                             1.84  1.55   1.43  1.33  1.00  1.28

Diluted Earnings Per Common  Share
  As Reported                           2.73  2.31   2.13  1.98  1.48  1.90
  Pro Forma                             1.82  1.54   1.42  1.32  0.99  1.26

Cash Dividends Declared
  As Reported                           1.14  1.08   1.08  1.03  0.95  0.81
  Pro Forma                             0.76  0.72   0.72  0.69  0.63  0.54

*Excludes one-time assessment with respect to deposits assessable by the Savings Association Insurance Fund.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMSOUTH BANCORPORATION



                                          By: /s/ Carl L. Gorday
                                              ----------------------
                                              Carl L. Gorday
                                              Assistant Secretary

Date:  March 31, 1998